Exhibit 99

Sypris Reports Second Quarter Results

Raises Second Half Revenue Guidance; Confirms 15%-17% Margin Outlook

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 15, 2017--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its second quarter ended July 2, 2017. Sypris Solutions continued to make important progress on several strategic initiatives to regain revenue momentum and better align its cost structure, while diversifying the Company’s book of business, both in terms of customers and markets. Many of those steps have been completed or are nearing completion. As a result, the Company is positioned to achieve a growing and more stable revenue base, along with higher gross profit and a return to profitable operations.

HIGHLIGHTS
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  Revenue for the Company increased 16.8% sequentially to $21.2 million for the quarter, while gross margin expanded to 7.5% from a loss of 3.8% in the first quarter of 2017.
  Revenue for Sypris Electronics increased 32.5% sequentially for the second quarter of 2017, while gross margin increased to 18.1% from 1.8% for the first quarter.
  Revenue for Sypris Technologies increased 10.2% sequentially for the quarter, while gross margin expanded to 2.1% from a loss of 6.2% in the first quarter of 2017.
  Selling, general and administrative expense was reduced by 31.8% when compared to the prior-year period, reflecting the positive impact of the Company’s previously announced $26.3 million, two-year cost improvement target.
  Subsequent to quarter end, the Company announced the receipt of multiple contract awards from Harris Corporation to manufacture a variety of mission-critical electronic assemblies for U.S. Military and Space programs.
  As a result of recent contract awards in both business units, the Company expects to benefit from $20.7 million of new sales in 2018 and $24.8 million of new sales in 2019.
  The Company raised its revenue guidance for the second half of 2017 to $42.0-$44.0 million and confirmed its margin outlook, with gross margin of 15.0% to 17.0% and EBITDA margin of 7.0%-9.0%, reflecting the benefit of the substantial completion of the Company’s cost improvement initiatives, increased sales and improved revenue mix during the second half of 2017.

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“We are pleased to announce that all major actions have now been completed as of August with regard to our two-year, $26.3 million cost improvement target, which is composed of an $11.8 million reduction in the cost of sales, a $9.0 million reduction of SG&A and a $5.5 million reduction of interest and debt-related charges for 2018 when compared to 2016 actual results,” commented Jeffrey T. Gill, president and chief executive officer. “Our original objective was to have completed this program by the end of May, but as the date neared, we made the decision to build additional inventory and rebuild equipment to further protect customer deliveries, both of which required additional time.”

“We expect that the progress made last year and during the first half of 2017 will enable the Company’s operations to return to profitability by the second half of 2017,” Mr. Gill said. “The Company’s total manufacturing overhead costs are being reduced, our underperforming and underutilized assets are being divested, significant liquidity has been created and important new business continues to be secured, the most recent of which included the award of four new contracts with Harris Corporation.”

Mr. Gill added, “As a result of our transitional efforts to exit or dispose of the Broadway Plant, together with our sale of the CSS business in 2016, the elimination of commercial debt and our other cost reduction initiatives, we have streamlined our cost structure significantly and have significantly improved the Company’s competitiveness.”

Transition Plan Status Update

The transition of the Broadway operations is moving forward, with substantial completion scheduled for the end of August. Our team remains focused on achieving its cost targets and exceeding customer expectations, which has resulted in favorable operating metrics for the period as compared to its plan. The Broadway transition is expected to result in a lower fixed overhead structure along with lower selling, general and administrative expenses, which will improve the overall cost profile of the Company.

The lower cost profile combined with a more favorable revenue mix is expected to drive an increase in overall margin performance going forward. The Company expects margins to reach 15-17% of revenue for the second half of 2017, which is nearly a 50% increase as compared to 2014 when we had significantly higher customer volume and market concentration.

New Program Awards

“The Company’s commitment to cost, quality and on-time delivery continues to drive significant new business opportunities within both of our segments,” stated Mr. Gill. “During the past 12 months, the award of new, multi-year programs has been very positive. We now expect revenue from new programs of $15.8 million for 2018, of which $3.4 million was recently awarded, and $12.9 million for 2019, with an average term of more than four years. In addition, follow-on business for future builds of these programs is expected to contribute revenue of $4.9 million for 2018 and $11.9 million for 2019, resulting in expected total new revenue of $20.7 million and $24.8 million in 2018 and 2019, respectively.”

“The new program awards are balanced across customers, markets and products and provide a solid multi-year foundation for growth. The new awards fit within our existing capacity with only incremental capital needs.”

Second Quarter Results

The Company reported revenue of $21.2 million for the second quarter compared to $23.5 million for the prior-year period. The Company's net loss continued to narrow, declining to $3.1 million, or $0.15 per share, from a loss of $5.2 million, or $0.26 per share, for the prior-year comparable period. The results for the quarter ended July 2, 2017, include severance and relocation costs of $0.9 million related to the Broadway transition.

For the six months ended July 2, 2017, the Company reported revenue of $39.4 million compared to $50.4 million for the first half of 2016. The Company reported a net loss for the six months ended July 2, 2017, of $6.5 million, or $0.32 per share, as compared to a net loss of $10.3 million, or $0.52 per share in the prior-year comparable period. Results for the six months ended July 2, 2017, include net gains of $2.5 million related to the sale of idle assets partially offset by severance, relocation and other costs of $1.9 million. Results for the six months ended July 3, 2016, include a gain of $2.4 million related to a sale-leaseback transaction recognized during the period partially offset by severance costs of $0.5 million. Additionally, results for the three and six months ended July 3, 2016 included the CSS operations sold in August 2016.

Sypris Technologies

Revenue for Sypris Technologies was $14.1 million in the second quarter compared to $14.8 million for the prior-year period, primarily reflecting the conclusion of a customer contract partially offset by increased sales of oil and gas products. Gross profit for the quarter was $0.3 million, or 2.1% of revenue, compared to a loss of $0.3 million, or 1.8% of revenue, for the same period in 2016. On a sequential basis, gross margin increased to 2.1% from a loss of 6.2% in the first quarter of 2017.

Sypris Electronics

Revenue for Sypris Electronics was $7.2 million in the second quarter of 2017 as compared to $8.7 million for the prior-year period, reflecting the impact of the sale of the CSS business. Revenue from the CSS business was included in results of operations in 2016 until the time of sale, since the sale was not classified as a discontinued operation in our consolidated financial statements. Gross profit for the quarter was $1.3 million compared to $1.0 million for the prior-year period, primarily reflecting a favorable mix in sales of higher-margin products on programs that began ramping in the second quarter, partially offset by an overall decrease in volumes as a result of the CSS sale. On a sequential basis, gross margin in the second quarter increased to 18.1% from 1.8% in the first quarter.

Outlook

Commenting on the future, Mr. Gill added, “The combination of significant cost savings, improved revenue mix and the elimination of high-cost commercial debt, among other items, is expected to have a positive, material impact on the Company’s financial performance in 2017. The second half of the year is expected to benefit from significantly lower fixed overhead and production costs at Sypris Technologies, as well as from the elimination of severance and other expenses.”

“As a result, we expect gross margin to increase to 15.0%-17.0% of revenue for the second half of the year. Selling, general and administrative expense is expected to fall to 15.0%-16.0% during the second half of the year. We are raising our expected revenue outlook for the second half of 2017, which is now expected to range from $42.0-$44.0 million. EBITDA is expected to be 7.0%-9.0% of revenue for the second half of 2017. We expect to see further meaningful improvements in gross margin, SG&A as a percent of revenue and EBITDA in 2018, as the Company’s financial statements reflect the full-year impact of the 2017 cost saving initiatives.”

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company performs a wide range of manufacturing services, often under multi-year, sole-source contracts with corporations and government agencies. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our estimated EBITDA includes significant gains from the anticipated sale of certain equipment, but there can be no assurances that such sales will be achieved as planned; our failure to return to profitability on a timely basis, which would cause us to continue to use existing cash resources or other assets to fund operating losses; our failure to successfully complete final contract negotiations with regard to our announced contract “awards”; our failure to develop and implement specific plans (a) to offset the impact of reduced revenues as we migrate our focus from a small number of traditional tier 1 customers in the commercial vehicle markets to a more diversified base of customers who are able to place higher strategic value on our innovation, flexibility and lean manufacturing capabilities, (b) to implement our cost-savings initiatives and to consolidate and streamline operations in accordance with the modified exit or disposal plan related to our Broadway Plant and our other plans; breakdowns, relocations or major repairs of machinery and equipment; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers; potential impairments, non-recoverability or write-offs of assets or deferred costs; inventory valuation risks including excessive or obsolescent valuations; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; dependence on, retention or recruitment of key employees especially in the Broadway Plant; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost and availability of raw materials such as steel, component parts, natural gas or utilities; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; our ability to successfully develop, launch or sustain new products and programs; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; potential weaknesses in internal controls over financial reporting and enterprise risk management; disputes or litigation involving supplier, customer, employee, creditor, stockholder, product liability or environmental claims; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; the costs of compliance with our auditing, regulatory or contractual obligations; our reliance on third party vendors and sub-suppliers; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; regulatory actions or sanctions; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; cyber security threats and disruptions; changes or delays in customer budgets, funding or programs; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	July 2,	July 3,
	2017	2016
	(Unaudited)
Revenue	$21,249	$23,504
Net loss	$(3,147)	$(5,203)
Loss per common share:
Basic	$(0.15)	$(0.26)
Diluted	$(0.15)	$(0.26)
Weighted average shares outstanding:
Basic	20,350	19,749
Diluted	20,350	19,749

	Six Months Ended
	July 2,	July 3,
	2017	2016
	(Unaudited)
Revenue	$39,434	$50,442
Net loss	$(6,455)	$(10,302)
Loss per common share:
Basic	$(0.32)	$(0.52)
Diluted	(0.32)	(0.52)
Weighted average shares outstanding:
Basic	20,261	19,725
Diluted	20,261	19,725

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$14,059	$14,769	$26,819	$32,596
Sypris Electronics	7,190	8,735	12,615	17,846
Total net revenue	21,249	23,504	39,434	50,442
Cost of sales:
Sypris Technologies	13,769	15,029	27,316	33,512
Sypris Electronics	5,890	7,726	11,218	15,454
Total cost of sales	19,659	22,755	38,534	48,966
Gross profit (loss):
Sypris Technologies	290	(260)	(497)	(916)
Sypris Electronics	1,300	1,009	1,397	2,392
Total gross profit	1,590	749	900	1,476
Selling, general and administrative	3,591	5,268	7,014	11,771
Research and development	9	90	31	214
Severance and equipment relocation costs	880	38	1,878	522
Operating loss	(2,890)	(4,647)	(8,023)	(11,031)
Interest expense, net	206	964	394	1,840
Other income, net	27	(409)	(1,977)	(2,571)
Loss before taxes	(3,123)	(5,202)	(6,440)	(10,300)
Income tax expense, net	24	1	15	2
Net loss	$(3,147)	$(5,203)	$(6,455)	$(10,302)
Loss per common share:
Basic	$(0.15)	$(0.26)	$(0.32)	$(0.52)
Diluted	$(0.15)	$(0.26)	$(0.32)	$(0.52)
Dividends declared per common share	$-	$-	$-	$-

Weighted average shares outstanding:
Basic	20,350	19,749	20,261	19,725
Diluted	20,350	19,749	20,261	19,725

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	July 2,	December 31,
	2017	2016
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$10,738	$15,270
Restricted cash	1,500	1,500
Accounts receivable, net	10,801	8,010
Inventory, net	23,895	14,558
Other current assets	1,886	2,730
Assets held for sale	1,040	832
Total current assets	49,860	42,900
Property, plant and equipment, net	17,635	17,943
Other assets	1,423	1,794
Total assets	$68,918	$62,637

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,491	$6,973
Accrued liabilities	12,962	10,541
Current portion of capital lease obligations	238	208
Total current liabilities	28,691	17,722

Long-term capital lease obligations	2,828	2,950
Note payable - related party	6,405	6,375
Other liabilities	9,885	9,492
Total liabilities	47,809	36,539
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,446,580 shares issued and 21,436,388 outstanding in 2017 and 21,330,882 shares issued and 21,329,690 outstanding in 2016	214	213
Additional paid-in capital	153,537	153,252
Accumulated deficit	(107,224)	(100,769)
Accumulated other comprehensive loss	(25,418)	(26,598)
Treasury stock, 10,192 and 1,192 shares in 2017 and 2016, respectively	-	-
Total stockholders’ equity	21,109	26,098
Total liabilities and stockholders’ equity	$68,918	$62,637

Note: The balance sheet at December 31, 2016 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Six Months Ended
	July 2,	July 3,
	2017	2016
	(Unaudited)
Cash flows from operating activities:
Net loss	$(6,455)	$(10,302)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,972	3,678
Stock-based compensation expense	395	703
Deferred loan costs recognized	30	435
Gain on the sale of assets	(2,537)	(2,391)
Provision for excess and obsolete inventory	109	86
Other noncash items	596	(505)
Changes in operating assets and liabilities:
Accounts receivable	(2,915)	151
Inventory	(9,451)	(494)
Prepaid expenses and other assets	1,232	(215)
Accounts payable	8,518	(369)
Accrued and other liabilities	2,548	2,288
Net cash used in operating activities	(5,958)	(6,935)

Cash flows from investing activities:
Capital expenditures	(997)	(115)
Proceeds from sale of assets	2,623	11,086
Change in restricted cash	-	(6,000)
Net cash provided by investing activities	1,626	4,971

Cash flows from financing activities:
Capital lease payments	(92)	(51)
Principal payments on Term Loan	-	(857)
Proceeds from related party note payable	-	1,000
Net change in debt under New Revolving Credit Agreement	-	2,721
Debt issuance and modification costs	-	(379)
Indirect repurchase of shares for minimum statutory tax withholdings	(108)	-
Net cash (used in) provided by financing activities	(200)	2,434

Net (decrease) increase in cash and cash equivalents	(4,532)	470
Cash and cash equivalents at beginning of period	15,270	1,349
Cash and cash equivalents at end of period	$10,738	$1,819

CONTACT:
Sypris Solutions, Inc.
Anthony C. Allen, 502-329-2000
Chief Financial Officer